UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 8, 2015

Century Aluminum Company
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34474	13-3070826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Wacker Drive Suite 1000 Chicago, Illinois (Address of Principal Executive Offices)	60606 (Zip Code)
(312) 696-3101
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 8, 2015, the Board of Directors of Century Aluminum Company (the "Company"), on the recommendation of the Compensation Committee (the "Committee"), approved the adoption of the Century Aluminum Company Restoration Plan (the "Restoration Plan"). The Plan is meant to replace the Century Aluminum Company Amended and Restated Supplemental Retirement Income Benefit Plan (the "SRIP"), which provided for benefits in excess of tax-qualified plan limits that applied to selected executives. Benefit accruals under the SRIP ceased automatically as of January 1, 2015, in concert with changes to the Company’s tax qualified pension plan for salaried employees. The adoption of the Restoration Plan is part of the Company's shift away from a defined benefit retirement plan structure to a defined contribution retirement plan structure.
The Restoration Plan is a non-tax-qualified deferred compensation plan for a select group of management or highly compensated employees, designed to provide a benefit based on a notional benefit account balance, accumulated from initial and annual contribution credits and deemed investment earnings. It is administered by the Committee. The Restoration Plan provides for Company contributions to eligible executives with respect to compensation above the limit provided under Section 401(a)(17) of the Internal Revenue Code (the "Code").
Each of Messrs. Bless, Dillon, Gary and Hoerner and Ms. Harrison was made a participant in the Restoration Plan entitled to contributions of 9% of eligible compensation, or 12% in the case of Mr. Bless and Ms. Harrison. The first contributions to the Restoration Plan will be made in the first quarter of 2016.
Benefits under the Restoration Plan will be forfeited if a participant is terminated for cause or, generally, if termination occurs before 5 years have elapsed since the participants date of hire, with exceptions for terminations resulting from death, disability and changes in control (as defined in Company's Executive Severance Plan).
The Restoration Plan is designed to comply with Section 409A of the Code, therefore plan benefits are not subject to Federal (and most state) income taxes to executives, nor are they tax deductible by the Company, until the benefit is paid.
The foregoing summary of the Restoration Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Restoration Plan, which is attached as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On December 8, 2015, the Board of Directors of the Company approved an amendment (the “Bylaw Amendment”) to the Bylaws of the Company (the “Bylaws”), which became effective immediately.  The Bylaw Amendment added a new Article XIV to the Bylaws which provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to any provision of the Delaware General Corporation Law or the Company’s Certificate of Incorporation or Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine shall be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware).
The foregoing summary of the Bylaw Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaw Amendment, which is attached as Exhibit 3.1 to this Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d)      Exhibits.

Exhibit Number	Description
3.1	Amendment to Bylaws of Century Aluminum Company
10.1	Century Aluminum Company Restoration Plan, adopted December 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	December 14, 2015	By:	/s/ Jesse E. Gary
			Name: Title:	Jesse E. Gary Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
3.1	Amendment to Bylaws of Century Aluminum Company
10.1	Century Aluminum Company Restoration Plan, adopted December 8, 2015